UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

624 W. Independence, Suite 101

Shawnee, OK  74804

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (405) 273-9119

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 24, 2012, Nitro Petroleum Incorporated (the “Company”) received confirmation that the Nevada Secretary of State accepted its Certificate of Change, which will cause the number of its authorized shares of common stock, $0.001 par value per share, to be decreased from 2,000,000,000 to 20,000,000 and cause the number of its issued and outstanding shares to be decreased from to approximately 207,424,156 shares to approximately 2,074,242 shares, with no change in par value.  All share fractions will be rounded up to the next whole share so that no stockholder will be cashed out, issued a fractional share or scrip or be entitled to dissent and seek the fair value of his, her or its shares under Nevada law.

The 1-for-100 share reverse stock split will have a record date as of the close of the markets on October 31, 2012, and will be effective as of 11:59 p.m. on October 31, 2012.  On and after the effective time, all share certificates will represent the lesser number of shares pursuant to the terms of the reverse stock split.

As of the effective time, the Company’s post reverse split shares will be identified by new CUSIP No. 65478E303.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1                                     Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2012	NITRO PETROLEUM INCORPORATED

	By:	/s/ James G. Borem
James G. Borem, Chief Executive Officer